Exhibit 10.3

AMENDMENT AGREEMENT

This AMENDMENT AGREEMENT, dated as of October 25, 2021 (this “Agreement”), is hereby entered into by the parties listed on the signatures pages hereto. Capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Underlying Agreement (defined below).

WHEREAS, PAE Incorporated, a Delaware corporation (f/k/a Gores Holdings III, Inc.) (“Parent”), EAP Merger Sub, Inc., a Delaware corporation (“First Merger Sub”), PAE Pinnacle Holdings, LLC, a Delaware limited liability company (f/k/a EAP Merger Sub II, LLC) (“Second Merger Sub”), Shay Holding Corporation, a Delaware corporation (the “Company”), and Platinum Equity Advisors, LLC, a Delaware limited liability company, in its capacity as the Stockholder Representative (in such capacity, the “Stockholder Representative”) are parties to that certain Agreement and Plan of Merger, dated as of November 1, 2019 (as amended, restated or otherwise modified from time to time, the “Underlying Agreement”);

WHEREAS, the Underlying Agreement provides that each Company Stockholder shall be entitled to receive, and Parent shall be obligated to issue, the Earn Out Shares, upon the occurrence of a Triggering Event or an Acceleration Event;

WHEREAS, Parent is a party to that certain Agreement and Plan of Merger, dated as of the date hereof (as amended, restated or otherwise modified from time to time, the “Merger Agreement”), by and among Amentum Government Services Holdings LLC, a Delaware limited liability company (“Amentum”), Pinnacle Virginia Merger Sub Inc., a Delaware corporation (“Merger Sub”), and Parent; and

WHEREAS, the Underlying Agreement provides that it may be amended by the Parties at any time by execution of an instrument in writing signed on behalf of each of the Parties;

WHEREAS, the Underlying Agreement provides that the Stockholder Representative shall act as the representative of, and shall be empowered to bind, the Company Stockholders in respect of all matters arising under the Underlying Agreement, and shall be authorized to act with respect to any actions to be taken by or on behalf of any Company Stockholder or the Stockholder Representative;

WHEREAS, as a result of the Mergers and the other Transactions, First Merger Sub ceased to have a separate corporate existence and the Company ceased to have a separate corporate existence and all their rights and obligations are now vested in Second Merger Sub; and

WHEREAS, the entry into this Agreement is a condition to the willingness of Amentum, Merger Sub, and the Company to enter into the Merger Agreement.

NOW, THEREFORE, the parties hereby agree as follows:

1.	Amendment. Effective as of the Effective Time (as defined in the Merger Agreement), automatically and without the need for any further action by any Person:

a.	all obligations of Parent to issue Earn Out Shares to the Company Stockholders pursuant to Articles II and III of the Underlying Agreement shall terminate; and

b.

none of Parent, the Company Stockholders and the Stockholder Representative shall have any rights, liabilities or obligations under the Underlying Agreement related to or in respect of the Earn Out Shares, including (i) any right of the Company Stockholders to receive the Earn Out Shares at any time, any obligation of Parent to cause the Earn Out Shares to be issued, (ii) any right, liability or obligation with respect to any breach of Article III of the Underlying Agreement prior to the Effective Time, and (iii) any other right, liability or obligation in respect of the Earn Out Shares.

Each party hereto waives any rights it may have pursuant to the Underlying Agreement that in any way conflict with or otherwise prohibit or restrict the amendment and other agreements contemplated hereby, including any notice requirements.

2.	Expiration. This Agreement shall be null and void and shall be of no force or effect if the Merger Agreement is validly terminated in accordance with its terms prior to the Effective Time.

3.

Representations and Warranties. Each party hereto represents and warrants to each of the other parties hereto that the execution and delivery of this Agreement has been duly authorized by all necessary action on the part of such party and that, assuming the due authorization and execution by the other parties hereto, this Agreement constitutes a valid and binding obligation, enforceable against it in accordance with its terms. Each party hereto acknowledges and agrees that, except for the express representations and warranties set forth in the immediately preceding sentence (a) no party hereto is making or has made any representations or warranties, express or implied, of any nature whatsoever, relating to itself or relating to or in connection with the agreements set forth herein, (b) no party hereto is relying on any such other representation or warranty and (c) each party hereto is expressly disclaiming any other express or implied representations or warranties of any nature whatsoever with respect to any other party or the agreements set forth herein.

4.	Miscellaneous. The terms of Article XI of the Underlying Agreement (other than Section 11.17 thereof) are incorporated herein by reference, mutatis mutandis.

[Signatures Pages Follow]

IN WITNESS WHEREOF, each of the signatories hereto have caused this Agreement to be duly executed as of the date first set forth above.

PAE INCORPORATED

By:	/s/ Charles Peiffer
Name:	Charles Peiffer
Title:	Chief Financial Officer

PAE PINNACLE HOLDINGS, LLC

By:	/s/ Charles Peiffer
Name:	Charles Peiffer
Title:	Chief Financial Officer

PLATINUM EQUITY ADVISORS, LLC, in its
capacity as the Stockholder Representative and on
behalf of all the Company Stockholders

By:	/s/ Mary Ann Sigler
Name:	Mary Ann Sigler
Title:	Executive Vice President, Chief Financial
Officer, and Treasurer

[Signature Page to Amendment Agreement]